SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.


FOR PERIOD ENDING: 12/31/2006
FILE NUMBER  811- 2699
SERIES NO.:  15


72DD.    1.   Total income dividends for which record date passed during the period. ($000's Omitted)
              Class A                                               $  513
         2.   Dividends for a second class of open-end company shares
              ($000's Omitted)
              Class B                                               $  146
              Class C                                               $  162
              Institutional Class                                   $    1

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
         1.   Dividends from net investment income
              Class A                                              $0.2745
         2. Dividends for a second class of open-end company shares (form nnn.nnnn)
              Class B                                              $0.2133
              Class C                                              $0.2133
              Class R                                              $0.2533
              Institutional Class                                  $0.2949

74U.     1.   Number of shares outstanding (000's omitted)
              Class A                                                1,958
         2.   Number of shares outstanding of a second class of open-end company shares (000's omitted)
              Class B                                                  718
              Class C                                                  800
              Class R                                                   45
              Institutional Class                                        5

74V.     1.   Net asset value per share (to nearest cent)
              Class A                                               $11.09
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                                               $11.03
              Class C                                               $11.03
              Class R                                               $11.07
              Institutional Class                                   $11.11